As filed with the Securities and Exchange Commission on June 6, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-0833098
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
100 Crescent Court
Suite 1600
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

HOLLY ENERGY PARTNERS, L.P. LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Matthew P. Clifton
Chairman of the Board and
Chief Executive Officer
Holly Logistic Services, L.L.C.
100 Crescent Court
Suite 1600
Dallas, Texas 75201
(214) 871-3555
(Name, address and telephone number of agent for service)
copies to:

Stephen J. McDonnell	Alan J. Bogdanow
Chief Financial Officer	Vinson & Elkins LLP
Holly Logistic Services, L.L.C.	Trammell Crow Center
100 Crescent Court	2001 Ross Avenue, Suite 3700
Suite 1600	Dallas, Texas 75201
Dallas, Texas 75201	(214) 220-7700
(214) 871-3555
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered (1)	price per unit	offering price	registration fee
Common Units, representing limited partner interests	350,000 units	$40.175 (2)	$14,061,250.00 (2)	$1,504.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional Common Units as may become issuable pursuant to the antidilution provisions of the Long-Term Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The price for the 350,000 units being registered hereby is based on a price of $40.175, the average of the high and low trading prices per unit of Holly Energy Partners, L.P. Common Units as reported by the New York Stock Exchange on June 5, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Holly Energy Partners, L.P. (the “Registrant”) will send or give to all participants in the Holly Energy Partners, L.P. Long-Term Incentive Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents:
     (a) The Registrant’s Annual Report on Form 10-K (File No. 001-32225), filed with the Commission on February 22, 2006, for the fiscal year ended December 31, 2005.
     (b) All other reports filed by the Registrant with the Commission since December 31, 2005 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (c) The description of the Registrant’s Common Units, representing limited partner interests, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A (File No. 001-32225), filed on June 21, 2004, pursuant to Section 12 of the Exchange Act, and in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113588), initially filed with the Commission on March 15, 2004.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers. (See indemnification documents)
     Section 7.7 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify (1) HEP Logistics Holdings, L.P., its general partner (the “General Partner”), (2) Holly Logistic Services, L.L.C., the general partner of its General Partner (“Holly GP”), (3) any departing general partner of the Registrant (a “Departing GP”), (4) any affiliate of the General Partner, Holly GP, or a Departing GP, (5) any director, officer, partner, member, fiduciary or trustee of the General Partner, Holly GP, or a Departing GP, (6) any person who is or was serving at the request of the General Partner, Holly GP, or a Departing GP or any affiliate of the General Partner, Holly GP, or a Departing GP as an officer, director, member, partner, fiduciary or trustee of another person (provided, that that person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (7) any person the General Partner designates as an indemnitee for purposes of the Partnership Agreement to the fullest extent permitted by law (subject to the limitations expressed in the Partnership Agreement) against liabilities, costs, and expenses incurred by the General Partner, Holly GP, a Departing GP, or any other person described above. The indemnitee must not have acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that his or her conduct was unlawful. Thus, the General Partner, Holly GP, a Departing GP or the other persons indicated above could by indemnified for negligent acts if they acted in good faith and in a manner reasonably believed to be in (or, in the case of a person other than the General Partner, not opposed to) the best interests of the Registrant.
     Any indemnification described above will only be made out of the assets of the Registrant. Unless the General Partner otherwise agrees, in its sole discretion, the General Partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification. No indemnification will be available to the General Partner or its affiliates (other than the Registrant and its subsidiaries) with respect to their obligations incurred pursuant to the Underwriting Agreement (as defined in the Partnership Agreement), the Omnibus Agreement (as defined in the Partnership Agreement), or the Contribution Agreement (as defined in the Partnership Agreement) other than obligations incurred by the General Partner on behalf of the Registrant. However, Section 8 of the Underwriting Agreement provides that Holly Corporation and its affiliates will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and will contribute payments that may be required to be made in respect of these liabilities.
     Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. In accordance with the Partnership Agreement, the Registrant may purchase and maintain insurance against liabilities asserted against, and expenses incurred by, a person in connection with the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits. (See exhibit documents)
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Certificate of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-113588) on March 15, 2004 and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2004 and incorporated herein by reference.

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on March 4, 2005 and incorporated herein by reference.

4.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on July 12, 2005 and incorporated herein by reference.

4.5	Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal

Exhibit Number	Description
quarter ended June 30, 2004 and incorporated herein by reference.

4.6	First Amendment to the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended September 30, 2005 and incorporated herein by reference.

4.7	Form of Director Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference.

4.8	Form of Employee Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference.

4.9	Form of Executive Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.10	Form (Without Performance Vesting) of Employee Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.11	Form of Performance Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.3 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.12	Form of Amendment to Performance Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on February 10, 2006 and incorporated herein by reference.

5.1	Opinion of Vinson & Elkins LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Vinson & Elkins LLP (included in the opinion as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included in the signature pages hereto)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 5, 2006.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P.
Its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C.
Its General Partner

By:	/s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President
and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints each of Matthew P. Clifton and Stephen J. McDonnell, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chief Executive Officer and Chairman of the Board	June 2, 2006

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer	June 2, 2006

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President, and Chief Accounting Officer	June 2, 2006

/s/ Lamar Norsworthy Lamar Norsworthy	Director	June 2, 2006

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director	June 2, 2006

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director	June 2, 2006

/s/ William P. Stengel William P. Stengel	Director	June 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-113588) on March 15, 2004 and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2004 and incorporated herein by reference.

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on March 4, 2005 and incorporated herein by reference.

4.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-32225) on July 12, 2005 and incorporated herein by reference.

4.5	Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended June 30, 2004 and incorporated herein by reference.

4.6	First Amendment to the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32225) for the fiscal quarter ended September 30, 2005 and incorporated herein by reference.

4.7	Form of Director Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference.

4.8	Form of Employee Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on November 15, 2004 and incorporated herein by reference.

4.9	Form of Executive Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.10	Form (Without Performance Vesting) of Employee Restricted Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.11	Form of Performance Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.3 to the Registrant’s Form 8-K (File No. 001-32225) on August 8, 2005 and incorporated herein by reference.

4.12	Form of Amendment to Performance Unit Agreement under the Holly Energy Partners, L.P. Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-32225) on February 10, 2006 and incorporated herein by reference.

5.1	Opinion of Vinson & Elkins LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Vinson & Elkins LLP (included in the opinion as Exhibit 5.1 hereto)*

24.1	Powers of Attorney (included in the signature pages hereto)*

*filed herewith.